EXHIBIT 10.05

ORDINANCE NO.16090

AN ORDINANCE GRANTING A FRANCHISE
TO EL PASO ELECTRIC COMPANY
AND WAIVING APPLICATION PROCEDURES

BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF EL PASO:
Section 1. Grant. There is hereby granted by the City of El Paso, Texas (the “City”) to El Paso Electric Company, a Texas corporation (the “Company”), its successors and assigns, for the term commencing August 2, 2005 and extending through July 31, 2030 (the “Franchise Term”), a franchise to construct, reconstruct, repair, maintain, use and operate in, over, or under the present and future streets, alleys, public ways, parks, and public places of the City of El Paso, facilities for the transmission and distribution of electrical energy and broadband over power line communications services (“BPL”) for the use of the City and the inhabitants thereof and properties therein, with all usual and customary appurtenances for such transmission and distribution (this “Franchise”). Provided, this Franchise does not include places where the City’s authority to permit such installations is or hereafter may be withdrawn by the State, or where the Texas Department of Transportation or other State agency constructs or maintains such public facility or place and lawfully excludes the authority of the City to permit such public utility and BPL installations therein.
Section 2. Required Construction. Prior to July 31, 2012, the Company will initiate physical construction of its next generation plant, a base load or intermediate load generation plant within the city limits of the City of El Paso and shall complete said construction by July 31, 2017. If the Company does not initiate or complete the required construction by the dates set forth above, this Franchise shall terminate two (2) years after the unmet deadline. The generation plant shall not be powered from uranium fuel.
Section 3. Police Power. Work done in connection with the construction, repair, maintenance and operation of such facilities is subject to the continuing police power of the City; and the Company shall comply with all present and future laws, ordinances and regulations, including the Texas Accessibility Standards as adopted by the Texas Department of Licensing and Regulation, except such as conflict with any provision hereof lawfully surrendering the City’s authority.
The City shall have power at any time to require the Company to remove and abate, at the Company’s expense, any installation or structure that is dangerous to life or property, and in case the Company, after notice, fails or refuses to act, the City shall have the power to remove or abate the same at the expense of the Company, all without compensation or liability for damages to the Company.
The City shall have the power at any time to require the Company to change the route and position of its poles, lines, conduits or other construction at the Company’s expense when the El Paso City Council (the “City Council”) shall find, by resolution, that such change is necessary in the closing, opening or relocating of streets or alleys, or water or sewer lines, the changing of grade of streets or alleys, the construction and maintenance of parks and public improvements, the construction of private buildings, the construction or use of driveways, and under other conditions which the City Council shall find necessary under the lawful exercise of its police power. Provided, however, the Company shall be entitled to be paid for its costs and expense of any relocation, raising or lowering of its wires or cables required by the City if such expenses or costs are reimbursable or payable to the Company or to the City by the State of Texas, the United States, or any agency or subdivision of either whether directly or indirectly. The City shall not be liable to the Company for any damages to poles, lines, conduits or other construction occurring in the change of the grade of streets, alleys or public places after notice to the Company has been provided. The City shall use its best reasonable efforts to consult and confer with the Company before requiring any such relocation or raising or lowering of its lines or cables, with a view to accomplishing the result reasonably and economically.
The Company shall promptly restore to as good condition as before working thereon, and to the reasonable satisfaction of the City, all streets excavated by it. The Company shall never tear up, bore nor excavate any pavement or street at any time without first obtaining permission of the City, but such permission shall be given if such action is necessary, reasonable and in accordance with this Franchise.
Section 4. Underground Conduits. The Company may be required by the City Council to place its wires and cables in underground conduits within the fire limits herein described and such fire limits as may hereafter be established. No poles, except distribution poles for drop or distribution wires, shall be set for carrying wires or cables within the present fire limits, except by express consent of the City Council or by consent of the City Manager which he may give to facilitate rendition of service immediately upon unforeseen damage to the system, or upon other emergency. The present fire limits for the purposes of this Franchise are bounded by the south side of Main Drive, the west side of Campbell Street, the north side of Overland Avenue, and the east side of Santa Fe Street.
Section 5. Interference with Public or Private Property. All poles placed within the City and all excavations or other construction in the streets, alleys or public places shall be so done as to interfere as little as possible with the use of streets, alleys and public places and with the use of private property, in accordance with any direction given by or under the authority of the City Council under the police and regulatory power of the City. Future installations by the

Company shall not conflict with then existing gas pipes, water pipes, telephone lines or conduits, or sewers. Nothing herein shall be construed in any way to restrict or limit the Company’s right of eminent domain as to private property.
Section 6. Trimming Trees. The Company may trim trees upon and overhanging the streets, alleys, sidewalks and public places of the City so as to prevent the branches of such trees from coming in contact with the wires or cables of the Company. When so ordered by the City, such trimming shall be done under the supervision and direction of any City official to whom such duty may be delegated. The City Council may require pole lines that border on public parks to be relocated or removed to adjacent alleys. The City agrees to use its best efforts, while both designing and planting public areas, to coordinate with the Company to minimize the need for subsequent tree trimming and relocation and removal of lines.
Section 7. Wire Changes to Permit Moving of Structures. The Company on request of any person shall remove or raise or lower its wires temporarily to permit the moving of houses or other bulky structures. The expense of such temporary removal, raising or lowering of wires, shall be paid by the benefited party or parties, and the Company may require such payment in advance. The Company shall be given not less than ninety-six (96) hours advance notice to arrange for such temporary wire changes.
Section 8. Furnishing Service. The Company shall furnish service under fair rules and regulations (which rules and regulations shall be subject to supervision and control of the City Council) to any person, firm or corporation which shall demand service within the City, upon such terms and conditions as may be required by the City, and shall make connections therefor on demand without unreasonable delay; provided that the extension of service demanded is not prohibited by State or Federal law.

The Company shall have the right to operate and control all meters, wires, appliances and appurtenances owned by the Company. In case of refusal or failure on the part of any customer to pay the Company proper charges for electricity consumed, or to observe reasonable rules and regulations established by the Company, the Company shall have the right to disconnect its service and wires to the premises of such customer and to remove all facilities furnished and owned by the Company.
Section 9. Other Utility Installations. The City reserves the right to install and permit to be installed, gas, water and other utility lines, and do and permit to be done, any work that may be deemed necessary or proper by the City Council in, across, over or under any street, alley, or public place occupied by the Company, and to change any curb or sidewalk or the grade of any street. In doing or permitting such work, the City shall not be liable to the Company for any damage so occasioned. Provided, however, the City shall not require the Company (except as provided in Section 3 herein) to move its lines entirely from any street, alley, or public place. If the City shall require the Company to adapt or conform its lines or in any way or manner to alter, relocate or change its property to enable any other corporation or person except the City to use with greater convenience such street, alley, or public place, the Company shall not be bound to make any such changes until such other corporation or person shall have undertaken with solvent bond to reimburse the Company for any loss and expense which will be caused by or arise out of such alteration, relocation or change of the Company property; provided, however, that the City shall never be liable for such reimbursement.
Section 10. Indemnification. The Company shall indemnify and save the City harmless from all claims, demands or causes of action against the City for injury to persons or property occasioned by or arising out of the construction, reconstruction, maintenance, repair or operation of its system or by the conduct of its business in the City.

Section 11. Quality of System and Service. The Company shall construct, install and maintain its system with economical and up-to-date apparatus and equipment, in reasonable operating condition at all normal times. The service shall be sufficient to meet all reasonable demands without undue interruption or fluctuation, except when interrupted, prevented, or impaired by fires, strikes, riots, war, storms, floods, State or Federal restrictions, or other occurrences beyond the control of the Company, in any of which events the Company shall do all things reasonably within its power to restore normal, efficient and economical service.
Section 12. Reports; Rate Regulation. The City shall have the right to keep informed as to the construction, reconstruction, maintenance, repair and operation of the properties of the Company, and its accounting in connection therewith, as affect the rates charged and service rendered within the City, and to keep informed of the reasonableness of the Company’s rates. The Company will furnish such pertinent information as may from time to time be reasonably required by the City; and the original records of the Company shall be open to inspection by the City at any reasonable time.
Annually and no later than March 31 the Company will file with the City Clerk a detailed operating statement for the previous calendar year, showing income, expenditures, profit or loss, and rate of return, and the basis therefor.
The City shall have power to fix and regulate the electric rates and charges of the Company so far as not prohibited by law or the City Charter. The City shall have the power to enter into settlement agreements with the Company which may expand or limit the City’s rights under this Franchise.
If the Company applies to the City for an increase in its rates or charges, it shall furnish the City Council with all proof necessary for the Council to act advisedly and shall provide all facts, data and information demanded by the Council. When said application to increase rates or charges is made, the City Council may employ such engineers, accountants, attorneys and other special representatives (the “Consultants”) as the Council may deem necessary and appropriate to determine the reasonableness of the proposed rates and charges. The reasonable compensation paid to and expenses incurred by the Consultants related to the review of the proposed rates and charges shall be paid by the Company.
The Company will not resort to any court action with reference to the establishment or regulation of its rates, charges or service without first making application to the City Council and allowing reasonable time for full investigation and hearing.
If the City shall order a reduction in rates, and the courts shall sustain such rates as set by the City or shall approve any rate lower than the rate contended for by the Company, the rate sustained by the courts shall be retroactive to the date when the rate contended for by the City was first ordered by the City to go into effect, and any excess collected by the Company shall be refunded to the persons paying the same; and the Company shall pay all costs and expenses incurred by the City in preparing for and conducting any litigation relating to a reduction in rates, provided that such costs and expenses are determined to be reasonable by the courts in which said litigation is tried.
Section 13. Compensation. As full compensation to the City for the rights herein granted to the Company, the Company shall pay the following consideration:
(a)     At or before the acceptance of this Franchise, the Company will pay the City Fifty Thousand Dollars ($50,000) and the cost of advertising this Ordinance (the “Acceptance Fee”).
(b)     The Company will pay to the City on a quarterly basis during the life of this Franchise a street rental charge of three and one-quarter percent (3.25%) of the gross revenues the Company receives for the generation, transmission and distribution of electrical energy and other services within the City and four percent (4%) of BPL-related gross revenues within the

City of El Paso (the “Street Rental Charge”). The Company shall pay the Street Rental Charge to the City by electronic funds transfer or by other means of immediately available funds within forty-five (45) days of the end of each calendar quarter (the “Payment Date”) with the first payment due November 14, 2005 for the sixty (60) days ending September 30, 2005. If the Street Rental Charge or any portion thereof is not paid on or before the Payment Date, the unpaid balance shall bear interest at a daily rate equivalent to the prime rate of interest as published by the Wall Street Journal for that date, plus one percent (1%) per annum from the Payment Date until the date such payment is made. If any payment shall be more than thirty (30) days late, the interest shall be paid at such prime rate plus three percent (3%) per annum.
(c)     The Company will pay to the City, as a Supplemental Franchise Fee, those amounts calculated under Paragraph 1(d)(iii) of that certain Rate Agreement entered into by and between the Company and the City which was passed and approved by the City Council on July 12, 2005 and amounts to which the Company and the City agree from time to time.
The consideration set forth in paragraphs (a), (b) and (c) of this Section shall be in lieu of any other tax or charge, by whatever name called, for the privileges granted in this Franchise. The City will not assess against the Company any additional street rental charge, pole tax, inspection tax, charge for the occupancy of the places to which this Franchise relates under Section 1, or tax on this Franchise as property. This does not bar the City from assessing against the Company or its property ad valorem taxes levied on property, fees charged for the services of the Departments of Public Inspection or Engineering, excise taxes levied, or other taxes, fees and charges which are general and not compensation for the privileges herein granted. This does not relieve the Company of its obligation to pay any amount legally charged under state law or under Section 12 or other provisions of this Franchise or City ordinances now codified as Sections 15.04.070 through 15.04.110 of the El Paso Municipal Code.

Should the City not have the legal power to agree that payment of the foregoing consideration shall be in lieu of any of the additional taxes or charges as above set forth, the City will apply so much of such payment as may be necessary to the satisfaction of the Company’s obligation to pay the additional tax or charge herein agreed to be waived.
The payment or rendition of the consideration provided in this Franchise shall not, except as otherwise provided herein, in any way limit any of the privileges or rights of the City which it may now or hereafter have under the Constitution and laws of Texas and the Charter of the City.
Section 14. Assignment.
(a)     If the Company shall assign this Franchise to any other person or corporation (the “Assignee”) acquiring and duly authorized to acquire, own and operate the Company’s property and to carry on the Company’s business as then conducted, the Assignee shall execute and deliver to the City an agreement in writing to be bound by all of the Company’s obligations, liabilities and undertakings under this Franchise, the Assignee shall thereupon be deemed to be substituted for the Company, and the Company shall stand released from all obligations under this Franchise except such as have already accrued. If the Assignee fails to file such agreement within thirty (30) days after said assignment, this Franchise shall terminate.
(b)     This grant shall not be assignable without the express consent of the governing body of the City. Said consent shall be evidenced by an ordinance that fully recites the terms and conditions, if any, upon which such consent is given. If the governing body does not grant said consent then this Agreement shall terminate. In the context of this Agreement, consent is required in the event of any merger or acquisition of the Company, sale of substantially all of the assets of the Company or change in control of the Company. A formal assignment of the Franchise is required subsequent to merger or acquisition. “Change in Control” is defined to mean the occurrence of any of the following : (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, or more than 50% of the voting stock of the Company, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.
Section 15. Forfeiture. After reasonable notice and opportunity to be heard, and a reasonable time for correcting any violation of this Franchise, the City Council may forfeit this Franchise if the Company fails to perform its obligations under this Franchise, maintain its property in good order or to furnish efficient public utility service at reasonable rates. If court proceedings are instituted to determine the legality of such forfeiture and the Company does not prevail, the Company will pay the reasonable expenses incurred by the City in connection with such litigation. If the Company does prevail, the City will pay the reasonable expenses incurred by the Company in connection with such litigation. In the absence of agreement between the City and the Company, the reasonableness of any litigation expenses pursuant to this Section will be determined by an appropriate court of law.

The right to forfeit this Franchise shall be in addition to the penalties provided in Section 3.18 of the City Charter, and other penalties provided by law.
Section 16. Acceptance. This Franchise shall take effect if and only if: (a) It is passed and approved by the City Council; and (b) within thirty (30) days after this Franchise has been passed and approved by the City Council, the Company files with the City Clerk the receipt received from the City Cashier for its payment of the Acceptance Fee and the Company’s written acceptance of this Franchise. This Franchise shall then become effective August 2, 2005 whereupon the prior franchise granted September 12, 1995 and all rights and obligations created thereby shall terminate.
Section 17. Waiver of Application Process. The City Council finds that all relevant facts about the Company are known to the City Council and waives the application process required by Section 15.08.012 H. of the El Paso Municipal Code.

PASSED AND APPROVED this 12th day of July, 2005.

CITY OF EL PASO:

/s/ John F. Cook
ATTEST:                    John F. Cook, Mayor

/s/ Richarda Duffy Momsen
Richarda Duffy Momsen, City Clerk

APPROVED AS TO FORM:                  APPROVED AS TO CONTENT:

/s/ Jorge Villegas                 /s/ William F. Studer, Jr.
Jorge Villegas                        William F. Studer, Jr.
Assistant City Attorney                    Deputy City Manager
Financial Services

ACCEPTANCE

The Franchise granted by the City of El Paso on July 12, 2005 is hereby accepted this 21 day of July, 2005.

EL PASO ELECTRIC COMPANY, GRANTEE

BY /s/Gary R. Hedrick

ITS CEO and President

STATE OF TEXAS
COUNTY OF EL PASO

This instrument was acknowledged before me on this 21st day of July, 2005 by J.J. Jimenez.

[Notary Seal]
/s/ J.J. Jimenez                                         Notary Public, State of Texas

My commission expires:
July 3, 2006

Received for filing this 26th day of July, 2005.
/s/ Richarda Duffy Momsen
Richarda Duffy Momsen, City Clerk

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